EXHIBIT 4.14




THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                     FORM OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.

                          COMMON STOCK PURCHASE WARRANT

No. W-[ ]


     EDUCATIONAL VIDEO CONFERENCING, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [ ], or registered assigns (the "Holder"), is entitled to purchase from the Company, at the Purchase Price, the number of shares of its duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), determined in accordance with Section 2, at any time or from time to time prior to 5:00 P.M., New York City time, on [ ], 200[ ] (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

     This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Subscription and Registration Rights Agreement, dated as of [ ], 200[ ] between the Company and the Person to whom this Warrant as initially issued (the "Subscription Agreement"). This Warrant relates to [ ] shares of Series C Preferred. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Subscription Agreement.

     1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

     "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     "Certificate of Designations" shall mean the Company's Certificate of Designations of the Series C Preferred, as amended.

     "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

     "Current Market Price" means the average closing bid price as reported on NASDAQ for the period of 10 consecutive Trading Days ending on the date of determination; provided, however, if the Common Stock is not listed or admitted to trading on NASDAQ, as reported on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading; or, if not, quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be, or if not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

     "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

     "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 10 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; and provided further that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

     "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

     "NASDAQ" shall mean the NASDAQ Smallcap Market or the NASDAQ National Market, as applicable.

     "Optional Conversion Price" shall have the same meaning assigned to it in the Certificate of Designations, before further adjustment, if any, pursuant to Sections 9 or 10 of the Certificate of Designations following adjustment, if any, referred to in clause (ii) of such definition.

     "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

     "Subscription Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

     "Purchase Price" shall mean the Optional Conversion Price, subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

     "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on NASDAQ are reported thereon, (b) no event which results in a material suspension or limitation of trading on the Common Stock on NASDAQ has occurred and (c) at least one bid for the trading of Common Stock is reported on NASDAQ. For the purposes of this definition only, references to NASDAQ mean the applicable over-the-counter market or National Securities Exchange referred to in the definition of Current Market Price.

     "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

     "Warrant Exercise Materials" shall have the meaning assigned to it in
Section 2.2(b).

     "Warrant Shares" shall mean the number of shares of Common Stock that can be purchased upon exercise of this Warrant.

     2. EXERCISE OF WARRANT.

     2.1. Number of Warrant Shares. The number of Warrant Shares will equal 33%, 30% or 25% of the number of shares into which Series C Preferred shares to which this Warrant relates are initially convertible, after giving effect to adjustments resulting from the Company's achieving operating profit targets. Examples of how to calculate the number of Warrant Shares follow:

          (i) If the Optional Conversion Price is initially $1.50 and the Company has an operating profit from operations of less than $.05 per share of Common Stock outstanding, for the 1st quarter of 2002, the number of Warrant Shares is computed as follows:

               $25,000*
               -------
                $1.50       X  .33 = 5499.99 = 5,500 Warrant Shares

          (ii) If the Company's profits from operations are at least $.05 but less than $.075 per share of Common Stock outstanding, for the 1st quarter of 2002, the 33% will be reduced to 30%. Accordingly, using the same $1.50 Optional Conversion Price, 5,000 shares could be bought upon exercise of a Warrant.

          (iii) If our profit from operations is at least $.075 per share of Common Stock outstanding, for the 1st quarter of 2002, the Optional Conversion Price would increase from $1.50 to $2.00 and the 30% will decrease to 25%. The result would be:

               $25,000*
               -------
                  $2        X  .25 = 3,125 Warrant Shares

Fractional shares resulting from the calculation of Warrant Shares as provided above will be rounded to the nearest full share on a per Warrant basis.

* The calculations in this Section 2.1 assume this Warrant was issued in connection with the purchase from the Company of, and accordingly, relates to, 250 shares of Series C Preferred. The number of shares of Series C Preferred to which this Warrant relates, after giving effect to any transfers or exercises, is set forth in the second paragraph of the introduction to this Warrant. That number times 100 equals the numerator for the purposes of the foregoing.

     2.2. Preconditions to Exercise. Before this Warrant can be exercised, the following shall occur:

     (a) Subject to Section 2.1(c), the Holder shall notify the Company in writing that the Holder is considering exercising this Warrant. As soon as practicable after receiving such notice, the Company shall advise the Holder of the investor suitability requirements, if any, that must be satisfied by the Holder as a condition of such exercise.

     (b) If the Holder satisfies the Company regarding the Holder's suitability to exercise this Warrant, the Company will, subject to Section 2.1(c), provide the Holder with such information regarding the Company and an investment in the Warrant Stock as the Company can obtain without unreasonable effort or expense (the "Warrant Exercise Materials"), in order to permit the Holder to determine whether to purchase Warrant Stock upon exercise of this Warrant.

     (c) The Company may, at any time, in its sole discretion, decide to provide the Holder with the Warrant Exercise Materials. Subject to satisfying investor suitability requirements, the Warrants will be exercisable for 30 days (or such longer period as the Company permits) after delivery of the Warrant Exercise Materials to the Holder. The Company shall be deemed to have satisfied the requirements of Section 2.1(b) if it has complied with this Section 2.1(c) within six months prior to receiving a notice from the Holder pursuant to
Section 2.1(a).

     2.3. Manner of Exercise; Payment of the Purchase Price.

     (a) Subject to Section 2.2, this Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

     (b) Payment of the Purchase Price shall be made in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

     2.4. When Exercise Effective Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof for all purposes.

     2.5. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.

     (a) As soon as practicable after each exercise of this Warrant, in whole or in part, the Company shall cause to be issued in such denominations as may be requested by the Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject to applicable securities laws, as the Holder may direct,

          (i) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, as a result of adjustments in Sections 9 and 10, if any, a Company check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

          (ii) in case such exercise is for less than all of the Warrant Shares a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares

     (b) Issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

     3. ADJUSTMENTS.

     3.1. Stock Dividends, Splits. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on the outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of Warrant Shares that the Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive shall be increased to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which the numerator is the Purchase Price that would otherwise (but for the provisions of this Section
3) be in effect, and the denominator is the Purchase Price in effect on the date of such exercise.

     3.2. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and the adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

     4. CONSOLIDATION, MERGER, ETC.

     4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person in one or more related transactions, or (d) effect a capital reorganization or reclassification of the Common Stock then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3.

     4.2. Assumption of Obligations Notwithstanding anything contained in the Warrants the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant).

     5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Warrant Shares issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof.

     6. REGISTRATION OF COMMON STOCK. The Warrant Shares are entitled to the benefit of the Provisions of the Section captioned "Registration Rights" in the Subscription Agreement, subject to the Holder's becoming bound by such provisions in a manner reasonably required by the Company.

     7. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 100% of the number of Warrant Shares from time to time issuable upon exercise of all Warrants at the time outstanding. All Warrant Shares issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

     8. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

     8.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     8.2. Transfer of Warrants and Compliance with Securities Laws.

     (a) Neither this Warrant nor any interest therein may be transferred or assigned in whole or in part without compliance with all applicable Federal and State securities laws by Holder and the transferee or assignee thereof. If applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

     (b) Holder, by acceptance of this Warrant, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act and represents and warrants to the Company that this Warrant is being acquired for investment and not for distribution or resale, solely for Holder's own account and not as a nominee for any other person, and that Holder will not offer, sell, pledge or otherwise transfer this Warrant or any Warrant Shares except (i) in compliance with the requirements for an available exemption from the Securities Act and any applicable state securities laws, or (ii) pursuant to an effective registration statement or qualification under the Securities Act and any applicable state securities laws.

     8.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

     8.4. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of Warrant Shares, but subject to Section 2.1, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

     9. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     10. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Educational Video Conferencing, Inc.
                           35 East Grassy Sprain Road
                           Suite 200
                           Yonkers, New York 10710
                           Telephone:  (914) 787-3500
                           Facsimile:  (914) 787-3540
                           Attention:  Chief Financial Officer

     If to a Holder, to its address and facsimile number on the register maintained by the Company.

     Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

     11. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

     12. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

     13. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

     14. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any state court located in Westchester County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court.

         IN WITNESS WHEREOF, the company has caused this Common Stock Purchase Warrant to be executed as of the _________day of _________________________.



                                           EDUCATIONAL VIDEO CONFERENCING, INC.


                                           By:__________________________________
                                              Name:
                                              Title:

                                                 EXHIBIT A to
                                                 Common Stock Purchase Warrant


                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

     The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Common Stock, par value $.0001 per share ("Common Stock"), of EDUCATIONAL VIDEO CONFERENCING, INC. and hereby makes payment of $________ therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________

________________________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

     If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                               (NAME OF HOLDER 1)


________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


Dated: _____________________

                                                  ______________________________
                                                  Name:





___________________
     1 (All signatures must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guaranty program.)

                                                EXHIBIT B to
                                                Common Stock Purchase Warrant


                              [FORM OF] ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.0001 per share ("Common Stock") of EDUCATIONAL VIDEO CONFERENCING, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee         Address                                   No. of Shares





and does hereby irrevocably constitute and appoint ________________________ to make such transfer on the books of EDUCATIONAL VIDEO CONFERENCING, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: ____________________

                                                  ______________________________
                                                  Name:








(All signatures must be guaranteed by an eligible guarantor institution that is a member of a recognized medallion signature guaranty program.)